UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Atlas Futures Fund, LP

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation or organization)

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51-0380494

(I.R.S. Employer Identification Number)

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505 Brookfield Drive

Dover, Delaware 19901

800-331-1532

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

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Michael P. Pacult

President of General Partner

Ashley Capital Management, Inc.

5914 N 300 West

PO BOX 760

Fremont, IN 46737

800-331-1532

 (Name, address, including zip code and telephone number, including area code, of agent for service)

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Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

Explanatory Note:  DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Atlas Futures Fund, LP (the “Company”), set forth in its registration statement (File No. 333-53111) (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to Form S-1 to deregister the unsold limited partnership interests. The Company's Registration Statement, was declared effective on August 27, 2012, pursuant to which the Company registered an aggregate of $10,000,000 of limited partnership interests to be sold by the Company.

The Company sold $607,199.16 interests pursuant to the above Offering but is no longer offering securities under that Registration Statement.  Therefore, it is filing this Post-Effective Amendment to Form S-1 to terminate the Registration Statement and to deregister, as of the date hereof, all of the securities that were unsold under the Registration Statement.

By filing this Post-Effective Amendment No. 1 to Form S-1, the Company hereby terminates the offering of shares under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of Indiana, on November 5, 2013.

Atlas Futures Fund, LP

By:	/s/ Michael P. Pacult
Michael P. Pacult, President Ashley Capital Management, Inc.,
General Partner